Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G originally filed on March 31, 2021 (including amendments thereto) with respect to the securities of SMG Industries Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 31, 2021

BRADY CROSSWELL

/s/ Brady Crosswell
Brady Crosswell

GREY FOX INVESTMENTS LLC

	By:	/s/ Brady Crosswell
	Name:	Brady Crosswell
	Title:	Manager